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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

                                 August 31, 1998


To the Partners
Saguaro Cable TV Investors Limited Partnership
(A Limited Partnership)
Castle Rock, Colorado

We consent to the incorporation by reference in the Registration Statement being filed by Mediacom LLC and Mediacom Capital Corporation, of our report, dated February 10, 1997, relating to the Balance Sheet of Saguaro Cable TV Investors Limited Partnership (A Limited Partnership) as of December 26, 1996, and related Statements of Operations and Partners' Capital and Cash Flows for the period from January 1, 1996 to December 26, 1996, and to the reference of our firm under the heading "Experts" in the prospectus.

                                /s/ Gustafson, Crandall & Christensen, Inc.

                                          Certified Public Accountants

                                          Colorado Springs, Colorado